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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related prospectus of Shaman Pharmaceuticals, Inc. for the registration of 150,000 shares to 200,000 shares of its Series C Preferred Stock and to the incorporation by reference therein of our report dated January 29, 1998, with respect to the financial statements of Shaman Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


July 27, 1998

Palo Alto, California